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                                                                Exhibit 21.1


                         SUBSIDIARIES OF THE REGISTRANT


Hart & Cooley, Inc.

Warrior Glass and Aluminum Co., Inc.

Mansfield Plumbing Products, Inc.

Falcon Manufacturing, Inc.

Devilbiss Air Power Company

SWC Industries, Inc.

Falcon Receivable Program, Inc.